UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   January 18, 2002
                                                -------------------------------



                             NORTH BANCSHARES, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its Charter)


Delaware                          0-22800               36-3915073
-------------------------------------------------------------------------------
(State or other           (commission file number)      (IRS Employer
jurisdiction of                                          Identification
incorporation)                                           number)



100 West North Avenue, Chicago, Illinois                 60610
-------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320
-------------------------------------------------------------------------------




                                     N/A
-------------------------------------------------------------------------------
           Former name or former address, if changed since last report)

Item 5.  Other Events

     On January 18, 2002, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, dated January 18, 2002, regarding fourth quarter 2001 earnings, a quarterly dividend and the date of the annual shareholders meeting.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NORTH BANCSHARES, INC.
                                         (Registrant)




Date: January 18, 2002                   /S/ Joseph A. Graber
      ----------------                   --------------------
                                         Joseph A. Graber
                                         President and
                                         Chief Executive Officer

                                EXHIBIT

         NORTH BANCSHARES, INC            NEWS
         100 West North Avenue at Clark - Chicago, Illinois 60610 312-664-4320

RELEASE:   IMMEDIATELY

CONTACT: Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
                (312) 664-4320

                           NORTH BANCSHARES ANNOUNCES
                             FOURTH QUARTER EARNINGS
                           QUARTERLY DIVIDEND DECLARED
                               ANNUAL MEETING DATE

         CHICAGO, IL, JANUARY 18, 2002, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank today announced diluted earnings per share of $.10 for the quarter ended December 31, 2001 compared with $.08 per share for the quarter ended December 31, 2000. Net income for the quarter ended December 31, 2001 amounted to $114,000, an increase of $16,000, from $98,000 for the quarter ended December 31, 2000.

         Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.11 per share to be paid on February 15, 2002 to stockholders of record as of February 1, 2002 and set Friday, April 26, 2002 at 4:00 PM at the main office of the Bank as the date, time and place of the Company's annual meeting of stockholders.

         Net interest income, before provision for loan losses, increased by $81,000 to $899,000 for the quarter ended December 31, 2001, compared with $818,000 for the quarter ended December 31, 2000. The increase was primarily attributable to a $267,000 reduction in total interest expense partially offset by a $186,000 decrease in interest income.

         Non-interest income increased by $70,000 to $99,000 for the quarter ended December 31, 2001 compared with $29,000 for the quarter ended December 31, 2000. The increase was primarily attributable to a $45,000 loss on the sale of investment securities recorded during the three months ended December 31, 2000, with no corresponding loss recorded during 2001.

         Non-interest expense increased by $68,000 to $794,000 for the quarter ended December 31, 2001 compared with $726,000 for the quarter ended December 31, 2000. The increase was primarily attributable to a $42,000 increase in compensation and benefits expense related to an increase in staff, annual salary increases and increased benefit costs.

         Cash and cash equivalents increased by $10.6 million to $19.7 million at December 31, 2001 compared with $9.1 million at December 31, 2000. The increase was due primarily to long term securities which matured or were called prior to maturity and were not reinvested into long term securities or loans at December 31, 2001.

         Net loans receivable totaled $93.4 million at December 31, 2001 compared with $90.8 million at December 31, 2000. The $2.6 million increase was due primarily to increased equity line of credit activity during the year. The Bank originated $35.6 million in loans during the year and recorded $30.5 million in repayments and $2.3 million in loan sales. At December 31, 2001, the Bank had $6.5 million in loan applications pending approval or closing and $5.6 in unused lines of credit. The company added $13,600 to the allowance for loan losses during the quarter compared with no provision during the quarter ended December 31, 2000, due primarily to increased commercial real estate lending activity. The total allowance for loan losses amounted to $297,600 or 0.32% of loans receivable at December 31, 2001 compared with $262,000 at December 31, 2000, which amounted to 0.29% of loans receivable. There were no loans delinquent 60 days or more at December 31, 2001.

         Total deposits increased by $6.1 million and amounted to $87.4 million at December 31, 2001 compared with $81.3 million at December 31, 2000. The increase was attributable to a $3.7 million increase in certificates of deposit and a $3.2 million increase in checking and money market accounts partially offset by an $800,000 decrease in passbook accounts. Non-interest bearing checking accounts increased 52% to $4.7 million at December 31, 2001 compared with $3.1 million at December 31, 2000. Management has been replacing shorter-term, higher rate certificates with longer-term, lower rate certificates in order to reduce the overall cost of funds and to reduce interest rate sensitivity in future periods. The weighted average cost of deposits decreased to 3.64% at December 31, 2001 from 4.43% at December 31, 2000.

         Borrowed funds decreased $6.4 million to $31.8 million at December 31, 2001 from $38.2 million at December 31, 2000. The average cost of borrowed funds decreased to 5.35% at December 31, 2001 compared with 6.05% at December 31, 2000. The decreases were primarily due to repayment of short-term higher cost FHLB advances.

         Stockholders' equity was $13.5 million at December 31, 2001 compared with $12.8 million at December 31, 2000. The increase was primarily attributable to $853,000 improvement in other comprehensive loss due primarily to the decline in interest rates and its positive effect on the value of the securities portfolios. In addition, retained earnings increased by net income of $485,000 which was offset by $512,000 in dividend payments. Book value increased to $11.66 at December 31, 2001 compared with $10.82 at December 31, 2000.

         Joseph A. Graber, President and Chief Executive Officer, commented:

         "I am pleased that despite eleven rate cuts by the Fed this past year and record refinances we have been able to slightly improve our interest rate spread. We experienced good core deposit growth this past year and were able to repay some high cost borrowings with increases in these deposits." He added, "We enhanced our consumer loan program this past year and more than doubled the outstanding balance of equity loans outstanding and look forward to continued improvement in the coming year."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette IL. For 53 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve or have served on the boards of a variety of local community organizations. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

         The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                       (FINANCIAL STATEMENTS ATTACHED)

                                 --MORE--


                                              NORTH BANCSHARES, INC.
                           CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                         (IN THOUSANDS, EXCEPT SHARE DATA)
                                                   (UNAUDITED)

ASSETS                                                               DEC 31, 2001 DEC 31, 2000
Cash and due from Banks                                                  $ 1,497         1,930
Interest-bearing deposits                                                  2,446         2,006
Federal funds sold                                                        14,697         4,245
Investment in dollar denominated mutual funds                              1,098           903
----------------------------------------------------------------------------------------------
   TOTAL CASH AND CASH EQUIVALENTS                                        19,738         9,084
Securities available for sale                                              7,046        16,961
Mortgage-backed securities available for sale                             11,707        13,580
Stock in Federal Home Loan Bank of Chicago                                 2,770         1,905
Loans receivable, net of allowance for loan losses of $298 at
   December 31, 2001 and $262 at December 31, 2000                        93,425        90,765
Accrued interest receivable                                                  725         1,016
Premises and equipment, net                                                  743           803
Amounts due from brokers                                                       -           376
Other assets                                                                 148            91
----------------------------------------------------------------------------------------------
   TOTAL ASSETS                                                          136,302       134,581
----------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------------------------------
Deposit accounts                                                          87,448        81,317
Borrowed Funds                                                            31,750        38,200
Advance payments by borrowers for taxes and insurance                        770         1,068
Amounts due to brokers                                                     1,000             -
Accrued interest payable and other liabilities                             1,841         1,213
----------------------------------------------------------------------------------------------
   TOTAL LIABILITIES                                                     122,809       121,798
----------------------------------------------------------------------------------------------

Preferred stock, $.01 par value. Authorized 500,000 shares; none
  outstanding                                                                  -             -
Common stock, $.01 par value. Authorized 3,500,000 shares; issued and outstanding 1,156,774 at December 31, 2001 and 1,181,253
  at December 31, 2000                                                        19            19
Additional paid in capital                                                13,251        13,242
Retained earnings, substantially restricted                               11,928        11,955
Treasury stock, at cost (757,301 shares at December 31, 2001 and
 732,822 shares at December 31, 2000)                                    (11,552)      (11,316)
Accumulated other comprehensive loss                                         (42)         (895)
Common stock acquired by Employee Stock Ownership Plan                      (111)         (222)
----------------------------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY                                             13,493        12,783
----------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $136,302       134,581
----------------------------------------------------------------------------------------------

                                             -MORE--


                                                       NORTH BANCSHARES, INC.
                                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                                 (IN THOUSANDS, EXCEPT SHARE DATA)
                                                            (UNAUDITED)

                                                                     THREE MONTHS ENDED             YEAR ENDED
                                                                        DECEMBER 31,                DECEMBER 31,
                                                                    2001          2000           2001          2000
INTEREST INCOME:
  Loans receivable                                                $1,710         1,706          6,842         6,763
  Interest-bearing deposits and federal funds sold                    98            68            464           215
  Securities available for sale                                      115           294            949         1,208
  Mortgage-backed securities available for sale                      179           214            789           890
  Other interest income                                               42            48            175           174
-------------------------------------------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                              2,144         2,330          9,219         9,250
-------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposit accounts                                                   766           952          3,452         3,540
  Borrowed funds                                                     479           560          2,174         2,247
-------------------------------------------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                             1,245         1,512          5,626         5,787
-------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES                 899           818          3,593         3,463
PROVISION FOR LOAN LOSSES                                             14             -             36            31
-------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                  885           818          3,557         3,432
-------------------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
  Gain (loss) on sale of securities available for sale                 -          (45)             11         (138)
  Other than temporary decline in value of securities
   available for sale                                                  -             -              -          (24)
  Gain on sale of real estate                                          -             -              -         1,322
  Gain (loss) on sale of mortgage loans                               17             -             64          (12)
  Other non-interest income                                           82            74            323           302
-------------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                             99            29            398         1,456
-------------------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  Compensation and benefits                                          459           417          1,812         1,690
  Occupancy expense                                                   99            93            457           438
  Professional fees                                                   43            63            151           222
  Data processing                                                     65            53            218           209
  Advertising and promotion                                           32            16            141           141
  Other non-interest expense                                          96            84            378           365
-------------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                           794           726          3,157         3,065
-------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                           190           121            798         1,823
INCOME TAX EXPENSE                                                    76            23            313           453
-------------------------------------------------------------------------------------------------------------------
NET INCOME                                                         $ 114            98            485         1,370
-------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE:
  Basic                                                             $.10           .08            .42          1.17
  Diluted                                                           $.10           .08            .42          1.16
-------------------------------------------------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING:
  Basic                                                        1,144,296     1,156,847      1,149,176     1,175,326
  Diluted                                                      1,159,389     1,164,831      1,162,687     1,183,935
-------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME                                                $301           745          1,330         2,391
-------------------------------------------------------------------------------------------------------------------

                                                              --MORE-

                                       SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                                         THREE MONTHS ENDED        FISCAL YEAR ENDED
                                                                             DECEMBER 31,             DECEMBER 31,
                                                                            2001        2000         2001        2000
PERFORMANCE RATIOS:
----------------------------------------------------------------------------------------------------------------------
Return on assets (ratio of net income to average total assets) (1)         0.33%        0.30%       0.35%        1.04%
Interest rate spread information:
 Average during period (1)                                                  2.14         1.87        2.09         2.09
 End of period (1)                                                          2.15         2.13        2.15         2.13
Net interest margin (1)                                                     2.69         2.55        2.67         2.68
Ratio of operating expenses to average assets (1)                           2.31         2.22        2.30         2.33
Efficiency ratio                                                             .80          .86         .79          .62
Ratio of average interest-earning assets to average interest-bearing
 liabilities                                                              114.81       114.44      114.03       113.31
----------------------------------------------------------------------------------------------------------------------

                                                                        DECEMBER 31, 2001            DECEMBER 31, 2000
ASSET QUALITY RATIOS:
----------------------------------------------------------------------------------------------------------------------
Non-performing assets to total assets                                        0.00                          0.00
Allowance for loan losses to non-performing loans                             N/A                           N/A
Allowance for loan losses to loans receivable                                0.32                          0.29
CAPITAL RATIOS:
----------------------------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                         9.90                          9.50
Average Stockholders' equity to average assets                               9.49                          8.93
Return on Stockholders' equity (ratio of net income to average
 equity)                                                                     3.72                         11.68
Shares outstanding-actual                                               1,156,774                     1,181,253
Book value per share                                                        11.66                         10.82
Number of full service offices                                                  2                             2
----------------------------------------------------------------------------------------------------------------------

(1) Annualized for the three month periods presented.